SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C.  20549

                     --------------------------

                              FORM 8-K/A

                           CURRENT REPORT
               PURSUANT TO SECTION 13 OR 15(D) OF THE
                   SECURITIES EXCHANGE ACT OF 1934


   Date of report (Date of earliest event reported) July 11, 2000
                                                  --------------------------

                            RITE AID CORPORATION
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             (Exact Name of Registrant as Specified in Charter)


     Delaware                    1-5742                     23-1614034
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(State or Other Jurisdiction   (Commission               (IRS Employer
     of Incorporation)          File Number)            Identification No.)


30 Hunter Lane, Camp Hill, Pennsylvania                     17011
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 (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code       (717) 761-2633

                                    None
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       (Former Name or Former Address, if Changed Since Last Report)



ITEM 5.     OTHER EVENTS.

      On July 11, 2000, Rite Aid Corporation ("Rite Aid") issued a press release announcing its unaudited financial results for the first quarter of fiscal year 2001 ended May 27, 2000, as well as its financial results for the fiscal year ended February 26, 2000 and restated financial results for the fiscal years ended February 27, 1999 and February 28, 1998. The press release is attached hereto as an exhibit and is incorporated herein by reference.

      On July 12, 2000, Rite Aid Corporation and Advance Paradigm, Inc. jointly issued a press release announcing that they had entered into a definitive agreement under which Advance Paradigm will acquire 100% of the equity of Rite Aid's PCS Health Systems, Inc. subsidiary for $1 billion, consisting of $675 million in cash, $200 million in senior subordinated notes and $125 million in newly issued equity in Advance Paradigm. The joint press release and the Stock Purchase Agreement between Advance Paradigm, Inc. and Rite Aid Corporation, dated as of July 11, 2000, are attached hereto as exhibits and are incorporated herein by reference.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS.

      (c)   Exhibits.

      2.1 Stock Purchase Agreement between Advance Paradigm, Inc. and Rite Aid Corporation, dated as of July 11, 2000.

      99.1  Press Release, dated July 11, 2000, issued by Rite Aid
            Corporation.

      99.2 Joint Press Release, dated July 12, 2000, issued by Advance Paradigm, Inc. and Rite Aid Corporation.




                                 SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RITE AID CORPORATION


Dated: July 14, 2000                By:        /s/  Elliot S. Gerson
                                       -----------------------------------
                                       Name:  Elliot S. Gerson
                                       Title: Senior Executive Vice President
                                               and General Counsel




                            EXHIBIT INDEX


Exhibit No. Description

2.1 Stock Purchase Agreement between Advance Paradigm, Inc. and Rite Aid Corporation, dated as of July 11, 2000.

99.1        Press Release, dated July 11, 2000, issued by Rite Aid Corporation.

99.2 Joint Press Release, dated July 12, 2000, issued by Advance Paradigm, Inc. and Rite Aid Corporation.